UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 6, 2006

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095
(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

On March 6, 2006, TRC Companies, Inc. (the “Company”) entered into the Purchase Agreement and the Registration Rights Agreement described in Item 3.02 below, which descriptions are incorporated into this Item 1.01 by reference.

Item 3.02.                                          Unregistered Sales of Equity Securities.

On March 6, 2006, the Company issued and sold 2,162,162 shares (the “Shares”) of its common stock, $0.10 par value per share, at a price of $9.25 per share (the “Private Placement”) pursuant to a Purchase Agreement (the “Purchase Agreement”) by and among the Company and the investors named therein (the “Investors”). The Private Placement resulted in $20 million in gross proceeds that will be used by the Company to reduce debt and for general corporate purposes. The Private Placement was made pursuant to the exemption from registration provided in Regulation D, Rule 506, under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). Each of the Investors was an “accredited investor” within the meaning of Rule 501(a) under the Act.

Under the Purchase Agreement, the Company agreed to take such actions as shall be reasonably necessary to ensure that Mr. Stephen M. Duff is elected as a director of the Company, so long as Federal Partners, L.P. (an Investor) holds at least 5% of the Company’s outstanding capital stock.

In connection with the Private Placement, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) that obligates the Company to file with the SEC a registration statement (the “Registration Statement”) registering the resale of the Shares by the Investors within 30 days following the earlier of (i) the first date on which the Company becomes eligible to use Form S-3 for a resale prospectus and (ii) June 1, 2007 (the earlier of (i) and (ii), the “Filing Target”). The Company is required to use its best efforts to cause the Registration Statement to be declared effective by the SEC as soon as reasonably practicable after filing and not later than 180 days after the Filing Target (the “Effectiveness Target”). If the Registration Statement has not been declared effective within 180 days after the Effectiveness Target, the Company must pay to the Investors 0.50% of their initial investment amount for each 30-day period (or portion thereof) between the Effectiveness Target and the actual date of effectiveness.

The foregoing summary of the Private Placement, the Purchase Agreement and the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by reference to both the Purchase Agreement, a copy of which is attached to this report as Exhibit 10.1, and the Registration Rights Agreement, a copy of which is attached to this report as Exhibit 10.2, the terms of which are incorporated into this Item 3.02 by reference.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company’s Board of Directors elected Mr. Stephen M. Duff, Chief Investment Officer of the Clark Estates as a director of the Company, effective immediately upon the closing of the Private Placement. The election was made in accordance with the requirements of the Purchase Agreement, described in Item 3.02 above, which description is incorporated into this Item 5.02 by reference. Mr. Duff has not yet been appointed to any committee of the Company’s Board of Directors.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated as of March 6, 2006, by and among the Registrant and the purchasers named therein.

10.2	Registration Rights Agreement, dated as of March 6, 2006, by and among the Registrant and the stockholders named therein.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2006	TRC Companies, Inc.

	By:	/s/	Harold C. Elston, Jr.
Harold C. Elston, Jr.
Senior Vice President and
Chief Financial Officer